EXHIBIT 32.1

CERTIFICATION*

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code, John Siebert, Executive Chairman, Interim Principal Executive Officer and Acting Principal Financial Officer of Aradigm Corporation (the “Company”) hereby certifies that, to the best of his knowledge:

1. The Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)), and

2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Quarterly Report and results of operations of the Company for the period covered by the Quarterly Report.

IN WITNESS WHEREOF, the undersigned has set his hand hereto as of the 15th day of November 2018.

/s/ John Siebert
Executive Chairman, Interim Principal Executive Officer, and Acting Principal Financial Officer

*

This certification accompanies the Quarterly Report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Aradigm Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Quarterly Report on Form 10-Q), irrespective of any general incorporation language contained in such filing.